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                                                                 Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical and Pro Forma Financial Information" and "Experts" and to the use of our report dated June 2, 1997, in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-30679) and related Prospectus of Telex Communications, Inc. for the registration of $125,000,000 Senior Subordinated Notes.

Our audits also included the financial statement schedule of Telex Communications, Inc. included in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-30679). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


        /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 25, 1997